Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

The Board of Directors

AbitibiBowater Inc.

We consent to the use of our report dated May 8, 2007 with respect to the consolidated balance sheet of AbitibiBowater Inc. and subsidiary (the Company) as of March 31, 2007, included herein, and to the reference to our firm under the heading “Experts” in Amendment No. 2 to the Registration Statement.

/s/ KPMG LLP

Greenville, South Carolina

May 29, 2007